SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Harbin Electric, Inc.
(Name of Registrant as Specified in Its Charter)
_________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Harbin Electric, Inc.
No. 9 Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu
Harbin Kai Fa Qu, Harbin
People’s Republic of China, 150060

SUPPLEMENT
TO
PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
to be held on October 29, 2011

The date of this Supplement is October 11, 2011.

On September 29, 2011, Harbin Electric, Inc. (the “Company”) filed a definitive proxy statement (the “Definitive Proxy Statement”) relating to the proposed merger pursuant to the Agreement and Plan of Merger, dated as of June 19, 2011, as amended October 7, 2011, and as it may be further amended from time to time (the “Merger Agreement”), by and among the Company, Tech Full Electric Company Limited and Tech Full Electric Acquisition, Inc.  The Company has set October 29, 2011 as the date for the Special Meeting of Stockholders at which the merger and certain other proposals will be voted upon.  The meeting will be held at 9:00 a.m. (local time) on October 29, 2011 at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY  10154.  As previously disclosed, the record date for determining stockholders of the Company entitled to vote at the Special Meeting of Stockholders has been fixed as the close of business on September 13, 2011.

The purpose of this Supplement is to inform you that (1) on October 5, 2011, the parties to certain Nevada stockholder class action lawsuits relating to the merger entered into a Memorandum of Understanding to settle such lawsuits and (2) on October 7, 2011, the Company entered into that certain Amendment to Agreement and Plan of Merger (the “Amendment”) to reduce the termination fee payable by the Company under certain circumstances described in the Definitive Proxy Statement from $22,500,000 to $19,750,000.

A copy of the Amendment is attached as Annex A-1 hereto.

The following information supplements and/or amends, and should be read in conjunction with, the Definitive Proxy Statement and the documents incorporated therein by reference.  Capitalized terms used but not defined in this Supplement have the respective meanings ascribed to them in the Definitive Proxy Statement.

The last bullet point on page 10 of the Definitive Proxy Statement is amended in its entirety to read as follows:

●  we may be obligated to pay to Parent a termination fee of $19.75 million; or

Under the heading “Limitation on Remedies; Specific Performance,” on page 11 of the Definitive Proxy Statement, the last sentence is amended in its entirety to read as follows:

In addition to its right to specific performance, Parent may have the right to receive from us a termination fee of $19.75 million under the circumstances described in the section titled “The Merger Agreement—Termination Fees” beginning on page 130.

The last paragraph on page 12 of the Definitive Proxy Statement is amended in its entirety to read as follows:

On October 5, 2011, the parties to the Nevada Action entered into a Memorandum of Understanding (the “MOU”) to settle the Nevada Action.  The MOU includes an agreement by the parties to the merger agreement to amend Section 7.3(b) of the merger agreement to reduce the Company termination fee from $22.5 million to $19.75 million and an acknowledgment by the Company that Co-Lead Counsel were a significant causal factor in the Company’s decision to make certain additional disclosures in its preliminary proxy statements filed on Schedule 14A with the SEC on August 15, 2011, August 29, 2011, and September 13, 2011.  The MOU also provides for dismissal of the Nevada Action and includes releases of the Company, its officers and directors, the members of the Special Committee in their respective capacities as such, and the members of the Buyer Group, among others.  The parties to the MOU anticipate preparing a settlement agreement for presentation to the court.  The effectiveness of the MOU and any settlement agreement is conditional upon preliminary approval of the Nevada state court and final approval by that court following notice to the class members.  In addition, Co-Lead Counsel have the right to seek an award of attorneys’ fees and costs from the Company for the benefit, they contend, they provided the class.  Please see the section entitled “Special Factors—Litigation Related to the Merger” on page 82 for a detailed discussion of the litigation.

The fifth paragraph on page 14 of the Definitive Proxy Statement is amended in its entirety to read as follows:

The Nevada and New York complaints generally allege that Mr. Tianfu Yang and other directors breached their fiduciary duties to stockholders by agreeing to sell the Company at a price that is unfair and inadequate, and by failing to inform the stockholders adequately concerning the proposed merger and thus precluding them from casting a fully informed vote.  In some cases, the complaints further allege that the Company aided and abetted the directors’ purported breaches of their fiduciary duties.  The complaints seek injunctive relief, rescission of the proposed merger to the extent already implemented, damages, and attorneys’ fees.  On October 5, 2011, the parties to the Nevada Action entered into the MOU to settle the Nevada Action.  The parties to the MOU anticipate preparing a settlement agreement for presentation to the court.  The effectiveness of the MOU and any settlement agreement is conditional upon preliminary approval of the Nevada state court and final approval by that court following notice to the class members.  Please see the section titled “Special Factors—Litigation Related to the Merger” beginning on page 82 for a detailed discussion of the litigation.

Under the heading “Special Factors—Litigation Related to the Merger—The Nevada State Court Litigation,” the following paragraph is inserted after the fifth full paragraph on page 83 of the Definitive Proxy Statement:

On October 5, 2011, the parties to the Nevada Action entered into a Memorandum of Understanding (the “MOU”) to settle the Nevada Action.  The MOU includes an agreement by the parties to the merger agreement to amend Section 7.3(b) of the merger agreement to reduce the Company termination fee from $22.5 million to $19.75 million and an acknowledgment by the Company that lead plaintiff counsel were a significant causal factor in the Company’s decision to make certain additional disclosures in its preliminary proxy statements filed on Schedule 14A with the SEC on August 15, 2011, August 29, 2011, and September 13, 2011.  The MOU also provides for dismissal of the Nevada Action and includes releases of the Company, its officers and directors, the members of the Special Committee in their respective capacities as such, and the members of the Buyer Group, among others.  The parties to the MOU anticipate preparing a settlement agreement for presentation to the court.  The effectiveness of the MOU and any settlement agreement is conditional upon preliminary approval of the Nevada state court and final approval by that court following notice to the class members.  In addition, Co-Lead Counsel have the right to seek an award of attorneys’ fees and costs from the Company for the benefit, they contend, they provided the class.

Under the heading “The Merger Agreement—Termination Fees—Company Termination Fee” on page 130 of the Definitive Proxy Statement, the first clause of the first sentence is amended to read as follows:

We are required to pay Parent a termination fee of $19.75 million if any of the following circumstances occurs:

PROXIES

In the event that any stockholder who has previously executed and delivered a proxy desires to change his or her vote after reviewing this Supplement, such stockholder may do so by completing, dating, and signing a new proxy containing revised voting instructions and delivering it to MacKenzie Partners, Inc., our proxy solicitor, by phone at +1 (212) 929-5500 or toll-free at +1 (800) 322-2885, by e-mail to harbinproxy@mackenziepartners.com, or by attending the meeting and voting in person.  Additional proxies and additional copies of the Definitive Proxy Statement may be obtained by any stockholder by oral or written request from MacKenzie Partners, Inc. at 105 Madison Avenue, New York, New York 10016.

The date of this Supplement is October 11, 2011.  This Supplement is being mailed to stockholders on or about October 12, 2011.

Annex A-1

EXECUTION VERSION

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of October 7, 2011 (this “Amendment”) is by and among Tech Full Electric Company Limited, a Cayman Islands exempted company with limited liability (“Parent”), Tech Full Electric Acquisition, Inc., a Nevada corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), and Harbin Electric, Inc., a Nevada corporation (the “Company”).  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Merger Agreement.

RECITALS

WHEREAS, Parent, Merger Sub, and the Company are parties to that certain Agreement and Plan of Merger, dated as of June 19, 2011 (the “Merger Agreement”) providing for the merger of Merger Sub with and into the Company;

WHEREAS, pursuant to Section 7.4 of the Merger Agreement, the Merger Agreement may be amended, modified, or supplemented by the parties by action taken or authorized by their respective boards of directors through an instrument in writing specifically designated as an amendment thereto, signed on behalf of each of the parties in interest at the time of the amendment;

WHEREAS, a special committee of the Company’s board of directors, comprising solely independent and disinterested directors, has reviewed this Amendment and determined that the revisions to the Merger Agreement called for by this Amendment are advisable to, and in the best interests of, the Company and its stockholders, and has recommended that the Company’s board of directors approve this Amendment and declare it advisable for the Company to enter into this Amendment;

WHEREAS, the board of directors of Parent has approved this Amendment and declared it advisable for Parent to enter into this Amendment, the board of directors of Merger Sub has approved this Amendment and declared it advisable for Merger Sub to enter into this Amendment, and the board of directors of the Company has approved this Amendment and declared it advisable for the Company to enter into this Amendment; and

WHEREAS, each of Parent, Merger Sub, and the Company desires to amend the Merger Agreement to provide for the changes to the terms and conditions thereof as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby confirmed, and subject to the terms and conditions set forth herein, the parties hereto agree to amend the Merger Agreement as follows.

1

EXECUTION VERSION

1.           Amendment.  The amount of the Company Termination Fee shall be reduced from $22,500,000 to $19,750,000 by amending the last phrase of Section 7.3(b) of the Merger Agreement to read as follows:

then, in any such case, the Company shall pay Parent a termination fee of $19,750,000 (the “Company Termination Fee”), it being understood that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

2.           Confirmation of the Agreement.  Except as herein expressly amended, the Merger Agreement is ratified and confirmed in all respects by each of the parties hereto and shall remain in full force and effect and enforceable against them in accordance with its terms.  Each reference in the Merger Agreement to “this Agreement” shall mean the Merger Agreement as amended by this Amendment, and as it may hereafter be further amended or restated.

3.           Governing Law.  This Amendment and its negotiation, execution, performance or non-performance, interpretation, termination, and construction, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of, or relate to this Amendment, or the negotiation and performance of this Amendment, shall be controlled by, and construed in accordance with, the terms of the Merger Agreement.

4.           Counterparts.  This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

5.           Facsimile or Electronic Signature.  This Amendment may be executed by facsimile or electronic signature and a facsimile or electronic signature shall constitute an original for all purposes.

[The remainder of this page is intentionally left blank.]

2

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

TECH FULL ELECTRIC COMPANY LIMITED

By:	/s/ Tianfu Yang
Tianfu Yang
Director

TECH FULL ELECTRIC ACQUISITION, INC.

By:	/s/ Tianfu Yang
Tianfu Yang
Director

HARBIN ELECTRIC, INC.

By:	/s/ Boyd Plowman
Boyd Plowman
Chairman, Special Committee of the
Board of Directors

Signature Page to Amendment to Agreement and Plan of Merger